Calculation of Filing Fee Tables
S-3
Coda Octopus Group, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid		Equity	Common stock, par value $0.001 per share	457(o)			$ 0.00
Fees to be Paid		Equity	Preferred stock, par value $0.001 per share	457(o)			$ 0.00
Fees to be Paid		Other	Warrants	457(o)			$ 0.00
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees to be Paid	2	Equity	Common stock, par value $0.001 per share	457(a)	500,000	$ 13.71	$ 6,855,000.00	0.0001381	$ 946.68
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 106,855,000.00		$ 14,756.68
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 14,756.68
Offering Note
[1]	1. The amount to be registered consists of up to $100,000,000 of an indeterminate amount of common stock, preferred stock and/or warrants. There is also being registered hereunder such currently indeterminate number of shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable preferred stock and/or warrants registered hereby. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum aggregate offering price per class of security or unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of Item 16(b) of Form S-3 under the Securities Act, as amended (the "Securities Act"). The maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average high and low sale price for the common shares on March 16, 2026, which was $13.71, as reported on the Nasdaq Capital Market. Pursuant to Rule 416 under the Securities Act of 1933, the shares of common stock being registered hereunder include an indeterminate number of shares that may be issued in connection with share splits, share dividends, recapitalizations or similar events. 3. Pursuant to Rule 416 under the Securities Act of 1933, the shares of common stock being registered hereunder include an indeterminate number of shares that may be issued in connection with share splits, share dividends, recapitalizations or similar events. Pursuant to Rule 416 under the Securities Act of 1933, the shares of common stock being registered hereunder include an indeterminate number of shares that may be issued in connection with share splits, share dividends, recapitalizations or similar events.

[2]	2. The maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average high and low sale price for the common shares on March 16, 2026, which was $13.71, as reported on the Nasdaq Capital Market. 3. Pursuant to Rule 416 under the Securities Act of 1933, the shares of common stock being registered hereunder include an indeterminate number of shares that may be issued in connection with share splits, share dividends, recapitalizations or similar events.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date